UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  January 15, 2009

Commission File No. 001-10403

TEPPCO Partners, L.P.

                     (Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification Number)

1100 Louisiana Street, Suite 1300
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 381-3636
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, William G. Manias notified us of his resignation as Chief Financial Officer and Vice President  of Texas Eastern Products Pipeline Company, LLC (the “General Partner”), the general partner of TEPPCO Partners, L.P. (the “Partnership”), effective immediately. Mr. Manias was our principal financial and accounting officer. The Partnership and Mr. Manias remain in discussions with respect to the terms of his departure.

Effective January 15, 2009, the Board of Directors of the General Partner appointed Tracy E. Ohmart as Acting Chief Financial Officer.  In that capacity, Mr. Ohmart will serve as the Partnership’s prinicpal financial and accounting officer.  Mr. Ohmart, age 41, will continue to serve as Controller and Assistant Treasurer in addition to his duties as Acting Chief Financial Officer and is not expected to receive additional compensation for his service as Acting Chief Financial Officer.  Mr. Ohmart has served as Controller of the General Partner since May 2002 and as Assistant Treasurer since February 2007, and served as Acting Chief Financial Officer of the General Partner from July 2005 until January 2006. Mr. Ohmart joined the General Partner in January 2001 and held various positions until he became Assistant Controller in May 2001.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of TEPPCO Partners, L.P., dated January 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
            General Partner

Date:  January 16, 2009                                                                        /s/  PATRICIA A. TOTTEN
Patricia A. Totten
Vice President, General Counsel and Secretary